Exhibit 99.2

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P., ANNOUNCES COMMENCEMENT OF

PRIVATE $200 MILLION DEBT OFFERING

Lisle, Ill. (January 13, 2015) – SunCoke Energy Partners, L.P., (NYSE: SXCP) announced today that it and its wholly owned subsidiary, SunCoke Energy Partners Finance Corp. (“Finance Corp.” and together, the “Issuers”), intend to offer to eligible purchasers an additional $200 million aggregate principal amount of their 7.375 percent senior unsecured notes due 2020 (the “New Notes”). The New Notes are being offered as additional notes under an indenture pursuant to which the Issuers previously issued $150 million aggregate principal amount in January 2013 and $250 million aggregate principal amount in May 2014. The New Notes will be fully and unconditionally guaranteed by all of SXCP’s current subsidiaries (other than Finance Corp.) and certain of its future subsidiaries.

SXCP intends to use the majority of the net proceeds received from this offering to repay certain debt assumed from its sponsor, SunCoke Energy, Inc. (NYSE: SXC), in connection with the acquisition of a 75 percent interest in SXC’s Granite City, Ill., cokemaking facility and to prefund an environmental project at this facility. SXCP intends to use the remainder of the proceeds to pay transaction costs for the acquisition and for general partnership purposes.

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The New Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act. This press release is being issued pursuant to Rule 135c under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the New Notes nor shall there be any sale of the New Notes in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly-traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. Our advanced, heat recovery cokemaking process produces

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consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal annually and are strategically located to enable material delivery to U.S. ports in the Gulf Coast, East Coast and Great Lakes. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its

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annual and quarterly reports and current reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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